UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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ZOOM TELEPHONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZOOM TELEPHONICS, INC.
225 Franklin Street
Boston, MA 02110

SUPPLEMENT TO
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
DATED JUNE 4, 2020
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 17, 2020

This supplement (the “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Zoom Telephonics, Inc. (the “Company”) to be held on July 17, 2020 by live webcast at www.virtualshareholdermeeting.com/ZMTP2020. The meeting will be held in virtual format only and will begin at 10:00 a.m. Eastern Time.

On June 4, 2020, the Company commenced distributing to its stockholders a Notice of the Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a recent change in the proposed nominees for election to the Board of Directors (the “Board”) of the Company, should be read in conjunction with the Notice and Proxy Statement.

Withdrawal of Nominee for Election as Director

Jonathan Seelig, who joined the Board in May 2019 and was included in the Notice and Proxy Statement as a nominee for re-election as a director at the Annual Meeting, submitted his resignation from the Board on July 6, 2020. Mr. Seelig was a member of the Nominating Committee of the Board and, by resigning from the Board, also resigned from the Nominating Committee. Mr. Seelig’s resignation was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. The Board accepted Mr. Seelig’s resignation on July 9, 2020.

Due to his resignation, Mr. Seelig's name has been withdrawn from nomination for re-election to the Board at the Annual Meeting. The Board has determined that it will not nominate a replacement Director for election at the Annual Meeting.

Proposed Change to Elect the Eight Remaining Director Nominees in Proposal 1

Pursuant to the Company's By-Laws, the Board has reduced the number of Directors that shall constitute the whole Board from nine to eight, effective as of July 9, 2020. Pursuant to a stock purchase agreement with the Company dated May 3, 2019 Zulu Holdings LLC, which is the beneficial owner of 3,727,273 shares, or 17.4%, of the Company’s Common Stock as of May 22, 2020 and is indirectly owned by the Company’s Executive Chairman of the Board and acting principal executive officer, Jeremy Hitchcock, and his spouse, is entitled to designate a replacement director for Mr. Seelig subject to the approval of such designee by a majority of the independent directors of the Company. Zulu Holdings LLC has reserved the right to designate a replacement director and it is anticipated that, when a replacement director is designated and approved by a majority of the Company’s independent directors, the Board will be expanded to consist again of nine members and the designee will be elected to the Board.

Item 1 in the Notice and Proxy Statement now is a proposal to elect the eight remaining director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders.

The Board Recommends that you Vote FOR each of the Eight Remaining Director Nominees

The Board unanimously recommends a vote for each of the eight director nominees.

Voting Matters

If you have already voted, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

Shares represented by proxy voting forms before the Annual Meeting will be voted for the directors nominated by the Board as instructed on the form, except that votes will not be cast for Mr. Seelig because he has resigned from the Board and is no longer standing for re-election. If you have not yet voted, please complete the proxy voting form or submit your voting instructions, disregarding Mr. Seelig’s name as a nominee for election as director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy voting forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Notice and Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Jacquelyn Barry Hamilton
Jacquelyn Barry Hamilton
Chief Financial Officer

Boston, Massachusetts
July 9, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 17, 2020

Zoom Telephonic, Inc.’s Notice of the Annual Meeting, Proxy Statement, Form of Proxy, and Annual Report to Stockholders for the fiscal year ended December 31, 2019, as well as this Proxy Statement Supplement dated July 9, 2020, are available, free of charge, at www.proxyvote.com. You will need to input the Control Number located on the proxy card or notice of internet availability of proxy materials when accessing these documents. A separate notice of internet availability of such proxy materials was first sent to our stockholders on or around June 4, 2020. Stockholders may access these materials and vote over the internet or request delivery of a full set of materials by mail or email. If you receive the separate notice of internet availability of proxy materials, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the notice.